QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

SUBSIDIARIES

COMPANY	STATE OF INCORPORATION
Forest Green Corporation	New York
TRB No. 1 Corp.	New York
TRB 69th Street Corp.	New York
TRB Lawrence Realty Corp.	New York
TRB Yonkers Corp.	New York
TRB Hartford Corp.	Connecticut
BRT Joint Venture No. 1 LLC	Delaware
TRB Stuart LLC	Florida
TRB Plainfield LLC	New Jersey
TRB West 15th Street LLC	New York
TRB Fort Wayne LLC	Indiana
TRB Apopka LLC	Florida
TRB Miami Beach LLC	Florida
TRB MB Owner LLC	Florida
TRB West Palm Beach LLC	Florida
TRB West Palm Beach II LLC	Florida
TRB Chattanooga LLC	Tennessee
TRB Daytona LLC	Florida
TRB Highland Ridge LLC	Tennessee
TRB Cumberland LLC	Tennessee
TRB Archwood LLC	Tennessee
TRB Enon Springs LLC	Tennessee
TRB Crestbrook LLC	Tennessee
TRB Arbors LLC	Tennessee
TRB Chelsea LLC	New York
TRB Avalon LLC	Florida
TRB Naples LLC	Florida
TRB Utica LLC	New York
TRB Purchase Street Realty LLC	New York
TRB Broad Street LLC	New Jersey
TRB Newark Assemblage LLC	New Jersey
TRB Newark TRS LLC	New Jersey
TRB Mesa Lender LLC	New York
TRB Clinton Street LLC	New York
TRB Fort Wayne Inn LLC	Indiana

QuickLinks

  EXHIBIT 21.1
SUBSIDIARIES